Exhibit 99.1

Acreage and Canopy Enter Into New U.S. Strategic Arrangement

Canopy to acquire 100% of Acreage by i) waiving its existing Floating Share option and entering into a new Floating Share acquisition agreement; and ii) committing to exercise its Fixed Share option, all subject to required approvals and terms of the related agreements

Acreage’s $150 million credit facility is amended, providing immediate access to $25 million and increased financial flexibility through updated covenants

Acreage to host a conference call on October 25 at 10:00 a.m. ET to discuss the benefits and strategic rationale of the proposed Floating Share Agreement

New York, October 25, 2022 – Acreage Holdings, Inc. (“Acreage” or the “Company”) (CSE:ACRG.A.U, ACRG.B.U), (OTCQX: ACRHF, ACRDF), a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., today announced that it has entered into an arrangement agreement (the “Floating Share Agreement”) with Canopy Growth Corporation (“Canopy” or “CGC”) (TSX: WEED, NASDAQ: CGC) and Canopy USA, LLC (“Canopy USA”), CGC’s newly-created U.S. domiciled holding company, pursuant to which, subject to approval of the holders of the Class D subordinate voting shares of Acreage (the “Floating Shares”) and the terms and conditions of the Floating Share Agreement, Canopy USA will acquire all of the issued and outstanding Floating Shares by way of court-approved plan of arrangement (the “Floating Share Arrangement”) for consideration of 0.4500 of a common share of Canopy (each whole share a “Canopy Share”) in exchange for each Floating Share. The Floating Share Arrangement represents a premium of 17.2% to the Floating Shares based on the volume weighted average prices (“VWAP”) of the Floating Shares and Canopy Shares for the 30-day trading period ending on October 24, 2022, on the Canadian Securities Exchange and Nasdaq Global Select Market, respectively.

Concurrently with the entering into of the Floating Share Agreement, Canopy irrevocably waived its option to acquire the Floating Shares pursuant to the plan of arrangement implemented on September 23, 2020 (the “Existing Arrangement”) pursuant to the arrangement agreement between Canopy and Acreage dated April 18, 2019, as amended (the “Existing Arrangement Agreement”).

Subject to the provisions of the Floating Share Agreement, Canopy has agreed to exercise its option pursuant to the Existing Arrangement Agreement (the “Fixed Option”) to acquire Acreage’s outstanding Class E subordinate voting shares (the “Fixed Shares”), representing approximately 70% of the total shares of Acreage as at the date hereof, at a fixed exchange ratio of 0.3048 of a Canopy Share for each Fixed Share.

Upon exercise of the Fixed Option and completion of the Floating Share Arrangement, Canopy USA will own 100% of all outstanding Fixed Shares and Floating Shares. Pursuant to a press release issued today, Canopy announced that, on exercising of the Fixed Option and closing of the Floating Share Arrangement, options to acquire 100% of the membership interests of Mountain High Products, LLC, Wana Wellness, LLC, and The Cima Group, LLC (together, “Wana”) and 100% of the shares of Lemurian, Inc. (“Jetty”), which are or will be held directly or indirectly by Canopy USA, will be exercised, and Canopy USA is expected to retain its conditional ownership position in TerrAscend Corp. (CSE: TER, OTCQX: TRSSF).

Management Commentary

Peter Caldini, Chief Executive Officer of Acreage, commented, “The entering into of the Floating Share Agreement with Canopy is a logical next step for Acreage, as we have completed a major transformation of our business over the last few years, delivering profitability, and focusing on expanding our business in highly attractive Northeastern markets in preparation for considerable industry growth. The integration of Acreage into Canopy’s U.S. ecosystem will allow shareholders of both companies to participate in this strategic market opportunity with aligned interests.”

Mr. Caldini continued, “An exciting evolution is now taking place in the U.S. cannabis industry, and the time is now to accelerate our union with Canopy and leverage the solid foundation we have built to fully participate in an unmatched U.S. ecosystem alongside other market leaders. Acreage is a valuable addition to what Canopy is building, and we are excited about the opportunities to collaborate more directly with Jetty and Wana on product innovation and market expansion, creating an even stronger position ahead of federal permissibility as part of a leading North American brand powerhouse.”

“I am excited to see the conclusion of a transaction that was first contemplated by Acreage and Canopy over three years ago,” added Kevin Murphy, Chairman and Founder of Acreage. “The timing is right and the benefits of combining Acreage’s assets and expertise into Canopy’s U.S ecosystem are clear. The management of both companies have done an excellent job in developing a transaction structure that should benefit the shareholders of both Acreage and Canopy. I, along with my fellow Acreage directors, are supportive of the transaction and are excited to witness the future successes of the combined organization.”

Strategic Benefits and Rationale

The acquisition of the Fixed Shares and the Floating Shares by Canopy USA is expected to have the following strategic benefits for Acreage and its shareholders, among others:

•	Provides Significantly Increased and Near-Term Liquidity. The consideration to be received by holders of Acreage’s Floating Shares (“Floating Shareholders”) provides certainty of liquidity to Floating Shareholders with Canopy Shares which have greater liquidity. Canopy Shares trade an average of more than $50 million a day in value, compared to less than $0.1 million in value for each of the Fixed Shares and Floating Shares. Under the Existing Arrangement, Canopy was not obligated to acquire the Floating Shares but rather had an option to acquire the Floating Shares at a minimum price of US$6.41 per Floating Share. Given the current trading price of the Floating Shares, Canopy indicated that it would not be exercising its option on the Floating Shares and if the Fixed Shares were purchased by Canopy and the Floating Shares were not, then the holders of Floating Shares would have the risk of holding illiquid shares in a company with a 70% majority shareholder.

•	Compelling Value Relative to Alternatives. Prior to entering into the Floating Share Agreement, Acreage’s Board of Directors (the “Board”) and a Special Committee of Independent Directors of Acreage (the “Special Committee”), with the assistance of their financial and legal advisors, and based upon their collective knowledge of the business, operations, financial condition, earnings and prospects of Acreage, as well as their collective knowledge of the current and prospective environment in which Acreage operates (including economic and market conditions), assessed the relative benefits and risks of various alternatives reasonably available to holders of Floating Shares given that prior to the Floating Share Agreement, Canopy was not obligated to acquire the Floating Shares, including continued execution of Acreage’s existing Board-approved strategic plan and the possibility of soliciting other potential liquidity events for the Floating Shares. As part of that evaluation process, the Special Committee and the Board unanimously (with those directors having an interest in the Floating Share Arrangement or connected transactions abstaining) concluded that (i) to continue as a stand-alone publicly traded company, Acreage would need to raise capital due to the nature of Acreage’s business and its cash flow requirements and (ii) the ability to execute on Acreage’s existing Board-approved strategic plan would be affected by the difficulty and cost of obtaining capital given the challenges associated with the current environment for cannabis issuers and the restrictions of Acreage’s ability to operate its business. Given the restrictions in the Existing Arrangement Agreement with Canopy, Acreage management believes it is unlikely that any other party would be willing to acquire the Floating Shares on terms that are more favorable to Floating Shareholders, from a financial point of view, than the proposed Floating Share Agreement.

•	Continued Industry Participation. Floating Shareholders have the opportunity to remain invested in the high-growth cannabis industry through equity ownership in Canopy Shares, one of the world’s largest cannabis operators.

•	Strategic Alternatives and Business Costs. While the Board remained positive with respect to the short-term and long-term prospects of Acreage and its strategic business plan, the Board determined that the Floating Share Arrangement is the best alternative available to Acreage. In particular, the commitment from Canopy to cause Canopy USA to acquire the Fixed Shares as well as the Floating Shares (i) will eliminate the ongoing costs and related reporting requirements of a public company, (ii) will eliminate complications arising from public shareholders holding a class of shares representing a minority of Acreage’s total outstanding shares, and (iii) is expected to provide Acreage with an enhanced platform and support to enable Acreage to execute on its strategic plan should Canopy USA do so. Given the current market dynamics and restrictions arising from the Existing Arrangement, should Acreage not pursue the Floating Share Arrangement, there is significant execution risk given Acreage’s capital requirements associated with its growth-oriented strategic plan.

•	Participate at the Onset of Canopy USA and allow Acreage to immediately leverage Canopy’s strategic platform and participate in the revenue and cost synergies expected to be achieved by Canopy USA, which, together with Canopy will strengthen Canopy’s position as a brand powerhouse ahead of potential U.S. federal permissibility.

•	Capitalize and Accelerate on the Significant Opportunity to Solidify Canopy’s U.S. Cannabis Ecosystem by uniting three top-tier operators (Acreage, Wana, and Jetty), who will leverage the best of each other’s capabilities and respective value chain position to further accelerate growth and profitability in the maturing U.S. industry, which is estimated to be more than a US$50 billion[1] market opportunity by 2026.

•	Access to Capital. The approval of the Company’s Amended Credit Facility (as defined herein), which provides an additional $25 million for immediate draw, was made concurrent with the Floating Share Agreement. The Amended Credit Facility provides the necessary capital to execute Acreage’s expansion plans in highly attractive markets, with additional capital and more flexibility under the Amended Credit Facility covenant package (including the waiver of certain financial covenants until the first fiscal period after December 31, 2023).

Advisors

Canaccord Genuity Corp. (“Canaccord Genuity”) is acting as financial advisor to Acreage, and DLA Piper (Canada) LLP and Cozen O’Connor are Canadian and U.S. legal counsel to Acreage, respectively. Eight Capital is acting as financial advisor to the Independent Special Committee of the Board, and Wildeboer Dellece LLP is acting as its legal counsel.

Fairness Opinions

The Special Committee received a fairness opinion from Eight Capital to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the number of Canopy Shares per Floating Share to be received by the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates).

The Board received a fairness opinion from Canaccord Genuity to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, and qualifications set forth therein, the number of Canopy Shares per Floating Share to be received by Floating Shareholders (other than Canopy USA, Canopy, and/or their respective affiliates) pursuant to the Floating Share Arrangement is fair, from a financial point of view, to the Floating Shareholders (other than Canopy USA, Canopy and/or their respective affiliates).

Additional Offer Details and Approval Process

Completion of the Floating Share Agreement is subject to the satisfaction or waiver of certain closing conditions, including receipt of applicable regulatory and court approvals, the approval of at least (i) 66⅔% of the votes cast by Floating Shareholders, and (ii) a majority of the votes cast by Floating Shareholders excluding the votes cast by “interested parties” and “related parties” under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”) of the Canadian Securities Administrators, at a special meeting of Acreage shareholders (the “Special Meeting”) expected to take place in January 2023.

Canopy and Canopy USA have entered into voting support agreements with certain of the Company’s directors and current and former officers holding approximately 7.3% of the issued and outstanding Floating Shares pursuant to which they have agreed, among other things, to vote their Floating Shares in favor of the Floating Share Agreement.

In conjunction with the Floating Share Arrangement, Canopy announced that it intends to amend its articles to create a new class of non-voting and non-participating exchangeable shares (“Exchangeable Shares”) in the capital of Canopy and to add a right to convert Canopy Shares into Exchangeable Shares (the “Canopy Amendment Proposal”), which is subject to the approval of Canopy’s shareholders at the special meeting of Canopy shareholders (the “Canopy Special Meeting”) expected to take place in January 2023. The Floating Share Arrangement is also subject to the approval of the Canopy Amendment Proposal, as disclosed in Canopy’s press release dated October 25, 2022. The Canopy Amendment Proposal must be approved by at least 66⅔% of the votes cast on a special resolution by Canopy shareholders present in person or represented by proxy at the Canopy Special Meeting. Greenstar Canada Investment Limited Partnership (“Greenstar”) and CBG Holdings LLC (“CBG”), indirect, wholly owned subsidiaries of Constellation Brands, Inc. (“Constellation”) (NYSE: STZ and STZ.B), have entered into a voting and support agreement with Canopy pursuant to which they have agreed, among other things, to vote in favor of the Canopy Amendment Proposal. Canopy has disclosed that CBG and Greenstar have advised that it is their current intention to convert all of the Canopy Shares which they currently hold into Exchangeable Shares if the Canopy Amendment Proposal is approved at the Canopy Special Meeting. If the Canopy Amendment Proposal is not adopted at the Canopy Special Meeting or CBG and Greenstar do not convert their current holdings into Exchangeable Shares, Canopy will not exercise the Fixed Option, and the Floating Share Agreement will be terminated. If the Canopy Amendment Proposal is not adopted, or if CBG and Greenstar do not convert their present holdings of Canopy Shares into Exchangeable Shares prior to March 31, 2023, Canopy will not exercise the Fixed Option, Acreage may terminate the Floating Share Agreement, and Canopy will be obliged to pay Acreage US$2.0 million as an expense reimbursement.

Acreage expects the Floating Share Arrangement to close in the second half of 2023, subject to receipt of shareholder, court, and regulatory approvals, as well as the satisfaction or waiver of all conditions under the Floating Share Agreement and the Existing Arrangement. It is anticipated that the acquisition by Canopy USA of the Fixed Shares pursuant to the Fixed Option will be completed immediately following closing of the Floating Share Agreement.

TRA Settlement

Concurrently with execution of the Floating Share Agreement, Canopy agreed to issue (i) Canopy Shares with a value of approximately US$30.5 million to certain current or former unitholders (the “Holders”) of High Street Capital Partners, LLC (“HSCP”), a subsidiary of Acreage, pursuant to HSCP’s existing amended tax receivable agreement (the “TRA”) and (ii) a payment with a value of approximately US$19.5 million in Canopy Shares to certain directors, officers or consultants of Acreage pursuant to HSCP’s existing tax receivable bonus plans (the “Bonus Plans”) under further amendment to each, both to reduce a potential liability of approximately US$121 million. Canopy Shares with a value of approximately US$15.3 million will be issued to certain Holders as soon as practicable as the first installment under the amended TRA with a second payment of approximately US$15.3 million in Canopy Shares to occur on the earlier of (a) the second business day following the date on which the Floating Shareholders approve the Floating Share Arrangement; or (b) April 24, 2023. In addition, a final payment with a value of approximately US$19.5 million in Canopy Shares (the “TRA Bonuses”) will be issued by Canopy to certain eligible participants under the amended Bonus Plans immediately prior to the completion of Floating Share Arrangement. The TRA Bonuses will be paid to recipients to be determined by Kevin Murphy, the administrator of the TRA, and may include one or more of Mr. Murphy, John Boehner, Brian Mulroney, and Peter Caldini, each of which are directors of Acreage and other directors, officers or consultants of Acreage as may be determined by Mr. Murphy. Canopy has also agreed to register the resale of such Canopy Shares under the Securities Act of 1933, as amended.

Credit Facility Amendment

Additionally, Acreage has amended its existing US$150 million credit facility (the “Amended Credit Facility”) with AFC Gamma, Inc. (NASDAQ: AFCG) (“AFC Gamma”) and Viridescent Realty Trust, Inc. (“Viridescent” and together with AFC Gamma, the “Lenders”). Under the terms of the Amended Credit Facility, $25 million is available for immediate draw by Acreage with a further US$25 million available in future periods under a committed accordion option once certain predetermined milestones are achieved. In conjunction with entering into the Amended Credit Facility, the Lenders have waived the requirement for Acreage to comply with all financial debt covenants, except a minimum cash requirement, until December 31, 2023, and new covenants have been agreed upon in respect of all periods beginning on or after December 31, 2023, reflecting the Company’s growth plan, financial position, and current market conditions. Finally, the Amended Credit Facility includes approval for Canopy USA to acquire control of Acreage without requiring repayment of all amounts outstanding under the Amended Credit Facility, provided certain conditions are satisfied. Acreage intends to use the proceeds of the Amended Credit Facility to fund expansion initiatives and provide additional working capital.

The Amended Credit Facility will bear interest at a variable rate of U.S. prime (“Prime”) plus 5.75 % per annum, payable monthly in arrears, with a Prime floor of 5.50%, and a maturity date of January 1, 2026. Under the terms of the Amended Credit Facility, the Company has the option to extend the maturity date to January 1, 2027, for a fee equal to 1.0% of the total amount available to be drawn under the Amended Credit Facility. The Company will pay an amendment fee of US$1.25 million to the Lenders.

“AFC Gamma and Viridescent have been valuable partners, and with this amendment, continue to demonstrate their confidence in our ability to execute on our growth strategy,” said Steve Goertz, Chief Financial Officer of Acreage. “The amended terms reflect current market conditions, and the proceeds will further strengthen our balance sheet as we continue to scale our core footprint. This capital infusion is well-timed with many developing opportunities in the Northeast, particularly as we further optimize our cultivation and wholesale capabilities in New Jersey and strengthen our position in the pending adult-use markets of New York and Connecticut.”

Concurrent with entering into the Amended Credit Facility, the Lenders and a wholly-owned subsidiary of the Company (the “Canopy Sub”) have entered into a letter agreement, pursuant to which Canopy Sub may, at its option, acquire the outstanding indebtedness of Acreage owed to the Lenders, from the Lenders, at the then outstanding amount. As a result of the Amended Credit Facility and letter agreement, Canopy Sub will make an option premium payment of $28.5 million cash payment to be held in escrow.

Kevin Murphy, the Chairman of the Board, is also the President and Chairman of the Board of Directors of Viridescent. John Boehner, Brian Mulroney, and Peter Caldini, who together with Mr. Murphy are each directors of Acreage (and Mr. Caldini is also Chief Executive Officer of Acreage), and such other officers of Acreage as may be identified by Mr. Murphy (together, the “Eligible Executives”) are possible recipients of the TRA Bonuses, and are therefore “interested parties” within the meaning of MI 61-101. As a result, the entering into of the Amended Credit Facility and the possible payment of the TRA Bonuses to the Eligible Executives are each “related party transactions” within the meaning of MI 61-101. Acreage relied on exemptions from the formal valuation and minority shareholder approval requirements of MI 61-101. Acreage is exempt from the formal valuation requirement contained in section 5.5(b) of MI 61-101 as Acreage does not have securities listed on a specified stock exchange. Acreage is exempt from the minority shareholder approval requirements pursuant to section 5.7(1)(f) of MI 61-101 with respect to entry into the Amended Credit Facility as the Amended Credit Facility is entered into on reasonable commercial terms that are not less advantageous to Acreage than if the credit facility was obtained from a person dealing at arm’s length with Acreage and the Amended Credit Facility is not (a) convertible, directly or indirectly, into equity or voting securities of Acreage of any of its subsidiaries, or otherwise participating in nature, or (b) repayable as to principal or interest, directly or indirectly, in equity or voting securities of Acreage or a subsidiary entity of Acreage. The Amended Credit Facility was approved by the Board with Kevin Murphy recusing himself from all discussions related thereto and declaring his interest in the transaction prior to the Board approving the Amended Credit Facility. Acreage is exempt from the minority shareholder approval requirements of MI 61-101 pursuant to Section 5.5(a) of MI 61-101 with respect to the possible payment of the TRA Bonuses to the Eligible Executives, in that the fair market value of the TRA Bonuses which may be paid to the Eligible Executives, each of whom may be “interested parties” with respect to the payment of the TRA Bonuses, as at the date hereof does not exceed 25% of Acreage’s market capitalization. Murphy, Boehner, Mulroney and Caldini each declared their interest in the transactions described herein, and abstained from voting thereon. Further details will be included in a material change report to be filed by Acreage. The material change report will not be filed more than 21 days prior to closing of the Amended Credit Facility due to the timing of the concurrent announcement and closing of the Amended Credit Facility.

Conference Call

Acreage will host a conference call on October 25, 2022, at 10:00 a.m. ET to discuss the strategic rationale and benefits of the Floating Share Agreement, followed by a question-and-answer period.

Webcast:	Register
Dial-in:	Canada - 1-833-950-0062 (toll-free) or 1-226-828-7575 US - 1-844-200-6205 (toll-free) or 1-646-904-5544 International - +1-929-526-1599
Conference ID:	784584

The webcast will be archived and can be accessed via Acreage’s website at investors.acreageholdings.com.

1 MJBiz market forecast of total US cannabis market by 2026. All financial figures in this press release are in USD.

Forward Looking Statements

This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.

Forward-looking statements or information involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Examples of such statements include statements with respect to the timing and outcome of the Floating Share Arrangement, the anticipated benefits of the Floating Share Arrangement, the timing of the closing of the Fixed Shares pursuant to the Existing Arrangement, the exercise of the options to acquire Wana and Jetty, respectively, and the timing thereof, the anticipated timing of the Special Meeting, the anticipated strategic benefits of the acquisition of the Fixed Shares and the Floating Shares by Canopy USA, the anticipated increased liquidity of Canopy Shares, the likelihood of a superior transaction, anticipated long-term value of holding Canopy Shares, the ability of Acreage to leverage Canopy’s strategic platform and participate in the revenue and cost synergies expected to be achieved by Canopy USA, the anticipated ranking of Canopy as a top five North American cannabis company by revenue, Canopy strengthening its position as a brand powerhouse, the ability of Canopy to accelerate growth and profitability, the satisfaction or waiver of the closing conditions set out in the Floating Share Agreement as well as under the Existing Arrangement, the satisfaction of the conditions set out in the Floating Share Agreement, the expectation that the United States is going to be a core market for Canopy, the formation of a pre-eminent global cannabis company, the timing and results of the Canopy Special Meeting, the implementation of the Canopy Amendment Approval and the timing thereof, the satisfaction or waiver of all conditions under the Floating Share Agreement and the Existing Arrangement, the anticipated timing of the Floating Share Arrangement, the timing and issuance of Canopy Shares to Holders, the registration of the Canopy Shares issued to Holders under the Securities Act of 1933, as amended, and the timing thereof, the proposed issuance of Canopy shares to certain eligible participants under the existing tax receivable bonus plans, the timing and ability of Acreage to achieve the milestones under the Amended Credit Facility, and the proposed use of proceeds under the Amended Credit Facility.

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to: the occurrence of changes in U.S. federal laws regarding the cultivation, distribution or possession of marijuana; assumptions as to the time required to prepare and mail materials to Acreage and Canopy shareholders in respect of the Special Meeting and the Canopy Special Meeting, respectively; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Floating Share Arrangements Agreement; the ability of the parties to satisfy, in a timely manner, the conditions to closing of each of the Existing Arrangement Agreement and the Floating Share Arrangement; in the event that the Floating Share Arrangement is not adopted, the likelihood of completion of the acquisition of the Floating Shares pursuant to an alternative transaction; in the event that the Floating Share Arrangement is not adopted, the likelihood of Canopy Growth completing the acquisition of the Fixed Shares under the Existing Arrangements; other expectations and assumptions concerning the transactions contemplated between Canopy Growth and/or Canopy USA, as applicable, and Acreage; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities for Acreage and the risks associated with the completion thereof; regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial and stock markets; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, dated March 11, 2022 and the Company’s other public filings, in each case filed with the U.S. Securities and Exchange Commission on the EDGAR website at www.sec.gov and with Canadian securities regulators and available under Acreage’s profile on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.

Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws. There can be no assurance that the Floating Share Arrangement will occur, or that such events will occur on the terms and conditions contemplated in this news release. The Floating Share Agreement could be modified, restructured or terminated. Actual results could differ materially from those currently anticipated due to a number of factors and risks. The Floating Share Arrangement cannot close until the required shareholder, court and regulatory approval is obtained. Investors are cautioned that, except as disclosed in the management information circular of Acreage to be prepared in connection with the Floating Share Arrangement, any information released or received with respect to the Floating Share Arrangement may not be accurate or complete and should not be relied upon.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

About Acreage Holdings, Inc.

Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the Company’s national retail store brand, The Botanist. With its principal address in New York City, Acreage’s wide range of national and regionally available cannabis products include the award-winning The Botanist brand, craft brand Superflux, the Tweed brand, the Prime medical brand in Pennsylvania, the Innocent brand in Illinois and others. Acreage also owns Universal Hemp, LLC, a hemp subsidiary dedicated to the distribution, marketing and sale of CBD products throughout the U.S. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. Learn more at www.acreageholdings.com and follow us on Twitter, LinkedIn, Instagram, and Facebook.

For more information, contact:

Steve Goertz

Chief Financial Officer

investors@acreageholdings.com

Courtney Van Alstyne

MATTIO Communications

acreage@mattio.com

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